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                                                                   Exhibit 23.05

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the use of our report dated April 3, 2000 (except with respect to the matters discussed in Note 7, to which the date is July 3, 2000) for Champion Computer Products, Inc. and to all references to our Firm included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

August 8, 2000
Atlanta, Georgia